                           NOTICE OF ANNUAL MEETING OF THE
                                   SHAREHOLDERS OF
                           FIRST WEST VIRGINIA BANCORP, INC.


                                                       Wheeling, West Virginia
                                                                March 12, 1997

TO OUR SHAREHOLDERS:

        Please take notice that the Annual Meeting of Shareholders of First West Virginia Bancorp, Inc., a West Virginia corporation, will be held at the Warwood Office of Progressive Bank, N.A., 1701 Warwood Avenue, Wheeling, West Virginia, at 4:00 p.m., on April 8, 1997. Shareholders of record at the close of business on March 7, 1997 will be entitled to vote.

       While the Board of Directors sincerely hopes that all of you will attend the meeting, we nevertheless urge you to COMPLETE, DATE, SIGN AND RETURN THE PROXY FORM, ENCLOSED, AS SOON AS POSSIBLE. A self-addressed stamped envelope is provided for the purpose. You should return the proxy whether or not you plan to attend the meeting in person. If you do attend the meeting, you may withdraw the proxy and vote in person if you so desire.

       The purposes of the Annual Meeting are as follows:

       1.  To elect four directors;

       2. To transact such other business as may lawfully be brought before the meeting.

       By order of the Board of Directors.


                                          /s/ Ronald L. Solomon

                                          Ronald L. Solomon
                                          President

                    FIRST WEST VIRGINIA BANCORP, INC.
             1701 Warwood Avenue, Wheeling, West Virginia  26003


                              PROXY STATEMENT
         For Annual Meeting of Shareholders to be Held April 8, 1997


       The proxy statement is furnished to the shareholders of First West Virginia Bancorp, Inc., (the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held April 8, 1997, and at all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This proxy statement and the enclosed form of proxy are first being mailed to shareholders on or about March 12, 1997.

       Whether or not you expect to be personally present at the meeting, you are requested to fill in, sign, date and return the enclosed form of proxy. Any person giving such proxy has the right to revoke it at any time before it is voted by giving notice to the Secretary of the Company. All shares represented by duly executed proxies in the accompanying form will be voted unless revoked prior to the voting thereof. A proxy may be revoked at any time before it is voted at the meeting by executing a later dated proxy, or by voting in person at the meeting, or by filing a written revocation with the judges of election.

       The close of business on March 7, 1997 has been fixed as the record date for the determination of shareholders entitled to vote at the Annual Meeting of Shareholders. As of the record date, there were outstanding and entitled to be voted at such meeting 806,107 shares of common stock. The holders of the common stock will be entitled to one vote for each share of common stock held of record on the record date. In the election for directors votes may be cumulated as provided by law. Please see Voting, below.

       A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1996 accompanies this proxy statement.

       The solicitation of this proxy is made by the Board of Directors of the Company. The solicitation will be by mail and the expense thereof will be paid by the Company. In addition, solicitation of proxies may be made by telephone or other means by directors, officers or regular employees of the Company.

                          I.  Election of Directors

Nominees and Continuing Directors

       The Board of Directors is divided into three classes, with the terms of office of each class ending in successive years. Four directors of the Company are to be elected to Class II, for terms expiring at the Annual Meeting in 2000 or until their respective successors have been elected and have qualified. Certain information with respect to the nominees for election as directors proposed by the Company and the other directors whose terms of office as directors will continue after the Annual Meeting is set forth below. Should any one or more of the nominees be unable or unwilling to serve (which is not expected), the proxies (except proxies marked to the contrary) will be voted for such other person or persons as the Board of Directors of the Company may recommend.

                                                                 Shares of
                                                               the Company's
                                              Served as        Common Stock
Name, Age, Principal Occupation               Director         Beneficially
or Position, Other Directorships (13)         Since (1)          Owned (2)
--------------------------------             ----------        ------------
To be elected to Class II,
for terms ending in 2000
--------------------------------


Sylvan J. Dlesk, 58                              1988            63,653(3)
     President of Dlesk, Inc. and
      President of Ohio Valley Carpeting, Inc.;
      Director of Progressive Bank, N.A.

Benjamin R. Honecker, 77                         1973            16,497(4)
     Attorney-at-Law; Director of
      Progressive Bank, N.A.

James C. Inman, Jr., 55                          1993            59,828(5)
     Retired Bank Executive; Director of
      Progressive Bank, N.A.

Thomas A. Noice, 74                              1988             4,666(6)
     Retired Bank Executive; Chairman of
      the Board and Director of Progressive
      Bank, N. A. - Bellaire



Class III Directors,
to continue in office until 1998
--------------------------------

Robert A. Heyl, 75                               1988             3,818(7)
     Retired; Director of Progressive
       Bank, N.A. - Bellaire

R. Clark Morton, 68                              1965            22,826(8)
     Attorney-at-Law;  Director of
      Progressive Bank, N.A.

Peter C. Schuetz, 71                             1979            22,796
     Retired Consultant, United Dairy;
       Director of Progressive Bank, N.A.

Ronald L. Solomon, 57                            1978            11,223(9)
     President and Chief Executive Officer
      of the Company; Vice Chairman of the
      Board and Chief Executive Officer
      and Director of Progressive Bank, N.A.;
      Vice Chairman of the Board and Director
      of Progressive Bank, N.A.-Buckhannon;
      Director of Progressive Bank, N.A.-Bellaire


Class I Directors,
to continue in office until 1999
--------------------------------

George F. Beneke, 83                             1958            47,522(10)
     President of the Beneke Corporation;
      Retired Attorney-at-Law; Chairman of the
      Board and Director of the Company;
      Director of Progressive Bank, N.A.,
      and Progressive Bank, N.A. - Bellaire

Laura G. Inman, 55                               1993            59,828(11)
      Vice Chairman of the Board and Director
       of the Company; Senior Vice President
       and Director of Progressive Bank, N.A.

Karl W. Neumann, 76                              1964            26,111(12)
     Retired Insurance Executive;
      Chairman of the Board and Director
      of Progressive Bank, N.A.




(1)     Includes service with the Company's predecessors.

(2) Beneficial ownership of First West Virginia common stock is stated as of February 12, 1997. Under rules of the Securities and Exchange Commission, persons who have power to vote or dispose of securities, either alone or jointly with others, are deemed to be the beneficial owners of such securities. Shares owned separately by spouses are included in the column totals but are identified in the footnotes which follow. Each person reflected in the table has both sole voting power and sole investment power with respect to the shares included in the table, except as described in the footnotes.

(3) Includes 63,653 shares owned jointly by Mr. Dlesk and Rosalie J. Dlesk, his wife.

(4) Excludes 2,121 shares owned jointly by Elizabeth R. Honecker, his daughter, and Janet L. Honecker, his wife, as to which shares Mr. Honecker disclaims beneficial ownership.

(5)     Includes 54,949 shares owned by Laura G. Inman, his wife.

(6)     Includes 479 shares owned jointly by Judith A. Noice, wife of Thomas
        A. Noice, and Julia Vejvoda and 4,187 shares owned jointly by Thomas
        A. Noice and Judith A. Noice.

(7) Includes 3,606 shares owned jointly by Mr. Heyl and Lois H. Heyl, his wife.

(8) Includes 11,655 shares owned by Patricia H. Morton, his wife, and 5,787 shares owned jointly by R. Clark Morton and Patricia H. Morton.

(9) Includes 11,223 shares owned jointly by Mr. Solomon and Patricia H. Solomon, his wife.

(10) Includes 18,835 shares held by WesBanco Bank Wheeling, as trustee under the will of Sarah E. Beneke, deceased, and includes 6,945 shares owned by the Beneke Corporation, of which Mr. Beneke is a principal.

(11)    Includes 4,879 shares owned by James C. Inman, Jr., her husband.

(12)    Includes 11,456 shares owned by Elizabeth H. Neumann, his wife.

(13) The subsidiaries of the Company are: Progressive Bank, N.A, Wheeling, WV; Progressive Bank, N.A. - Buckhannon; and Progressive Bank, N.A. - Bellaire.


       Each of the nominees and continuing directors has had the same position or other executive positions with the same employer during the past five years, except as follows:

       Mr. Inman served as director and vice president from 1976 and secretary from 1989 of Wellsburg Banking and Trust Company of Wellsburg, West Virginia, until that bank's merger into Progressive Bank, N.A. in 1993.

       Ms. Inman served as chairman and president of Wellsburg Banking and Trust Company of Wellsburg, West Virginia from 1969, until that bank's merger into Progressive Bank, N.A. in 1993. Since 1993, she served as senior vice president of the Company until elected Vice Chairman of the Company in November, 1995.


Certain Business Relationships

       Mr. Morton is an attorney with Herndon, Morton, Herndon & Yaeger, attorneys-at-law, of Wheeling, West Virginia, which firm serves as special counsel to the Company.

       Mr. Honecker is also an attorney-at-law and has provided legal services to the Company's subsidiary banks.


Board of Directors and Committees

       There were 12 regular meetings and no special meetings of the Board of Directors of the Company during 1996. All of the incumbent directors attended at least 75 percent of the meetings. Each non-employee director is compensated at the rate of $450.00 per meeting. Committee members are paid $150.00 for attendance at each committee meeting. The standing committees of the Board are: Audit Committee, Personnel and Salary Committee, Budget and Marketing Committee, and Investment Committee.

       The functions of the Audit Committee are to review the Company's annual audit report with management, independent auditors and internal auditor and to review the effectiveness of the Company's internal controls and related matters. The committee meets quarterly. The members of the committee consist of non-salaried directors and presently include Ben R. Honecker, chairman, James C. Inman, Jr., George F. Beneke, R. Clark Morton and Karl W. Neumann.

       The functions of the Personnel and Salary Committee are to review and recommend the salaries and annual bonuses of all executive officers; recommend the annual contribution to the employees' profit sharing plan; and monitor the senior management and succession plans. The Board of Directors reviews the committee recommendations for final action thereon. Company performance is considered in establishing the annual budget for salary increases and is the initial part of the review process. Company performance factors, including net income and return on equity, and individual performance are considered in setting annual bonuses. The committee meets on as-needed basis. The members of the committee consist of non-salaried directors and presently include George F. Beneke, chairman, S. J. Dlesk, Robert A. Heyl, R. Clark Morton and Peter C. Schuetz.

       The functions of the Budget and Marketing Committee are to approve and review the annual subsidiary banks' budgets and to review the marketing efforts and strategies of the subsidiary banks. The committee meets two times per year. The members of the committee consist of non-salaried directors and presently include Peter C. Schuetz, chairman, S. J. Dlesk, Ben R. Honecker, R. Clark Morton and Thomas A. Noice.

       The functions of the Investment Committee are to guide management as to the purchases and sales of investment securities by the subsidiary banks. The committee meets on an as-needed basis. The members of the committee consist of non-salaried directors and presently include James C. Inman, Jr., chairman, Robert A. Heyl, Karl W. Neumann, and Thomas A. Noice.

                          II.  Executive Compensation

                                               EXECUTIVE COMPENSATION
                                               ----------------------

NAME OF              CAPACITIES IN WHICH                                          CASH COMPENSATION
INDIVIDUAL           SERVED
OF MEMBER IN                                                YEAR       SALARIES         BONUS          PROFIT       OTHER ANNUAL
GROUP                                                                                                  SHARING      COMPENSATION
--------------------------------------------------------------------------------------------------------------------------------

Ronald L. Solomon    President and Chief Executive          1996     $ 99,996.00     $ 62,762.00     $15,769.50     $ 8,939.25(1)
                     Officer of the Company; Vice
                     Chairman of Board of Directors &       1995     $ 99,492.00     $ 50,653.00     $14,680.30     $ 7,097.52(1)
                     CEO of Progressive Bank, N.A.;
                     and Vice Chairman of Progressive       1994     $ 97,500.00     $ 43,127.00     $12,875.52     $ 7,161.48(1)
                     Bank, N.A. - Buckhannon
--------------------------------------------------------------------------------------------------------------------------------

Charles K. Graham    Executive Vice President of the        1996     $ 69,996.00     $ 43,884.00     $10,804.12     $ 6,214.96(2)
                     Company; President of Progressive
                     Bank, N.A.; Director of                1995     $ 68,100.00     $ 34,629.00     $ 9,849.53     $ 4,127.52(2)
                     Progressive Bank N.A. -
                     Buckhannon                             1994     $ 66,408.00     $ 29,363.00     $ 8,563.07     $ 4,041.48(2)
--------------------------------------------------------------------------------------------------------------------------------

All Executive Officers              --                      1996     $404,568.00     $165,600.00     $55,367.18     $26,314.54
as a Group (7)                                                       ===========     ===========     ==========     ==========

                                    --                      1995     $403,476.00     $143,300.00     $47,144.80     $22,372.31
                                                                     ===========     ===========     ==========     ==========

                                    --                      1994     $355,458.00     $118,200.00     $40,486.29     $17,793.27
                                                                     ===========     ===========     ==========     ==========
--------------------------------------------------------------------------------------------------------------------------------

NOTE:  (1) This amount includes the value of Mr. Solomon's membership to the Wheeling Country Club and Fort Henry Club.

       (2) This amount includes the value of Mr. Graham's membership to the Wheeling Country Club.

Compensation Committee Interlocks and Insider Participation

       As indicated, the Personnel and Salary Committee has responsibility for annual raises and bonuses to the executive officers of the Company. Annual raises to the CEO are based on overall performance of the Company. Bonuses are predicated on the return on equity to shareholders. The Personnel and Salary Committee meets annually, during the fourth quarter of each year, to review the overall progress and projections to year end. All actions by the Personnel and Salary Committee are presented to the full Board of Directors for final approval.

       No family relationships exist between the Personnel and Salary Committee and the Company's executive officers, nor do any of the directors of the Company serve on personnel committees of any other corporation.


Executive Officers; Additional Compensation

       The subsidiary banks have paid bonuses in each of the preceding five years to their executive officers. Decisions as to the issuance of a bonus and the amount paid in each year are determined by the Company's Board of Directors. The aggregate amount of bonuses to the executive officers of the Company accrued for 1994 and paid in 1995 was $118,200.00; accrued for 1995 and paid in 1996 was $143,300 and accrued as of December 31, 1996 was $165,600. The 1996 accrual for bonuses will be paid in 1997. Bonuses received are reflected in the Table above for each executive officer under the heading "Executive Compensation".

       Other than bonuses paid to its executive officers, neither the Company nor its existing subsidiaries has any type or plan of additional compensation that may discriminate in scope, terms or operation in favor of the officers or directors of the Company.

       The Company does maintain a noncontributory profit-sharing plan for employees of its existing subsidiaries who are 21 years of age or older and who have worked for the bank in excess of one year and who are not parties to a collective bargaining agreement. This plan has received a favorable determination letter from the Internal Revenue Service. The Company makes contributions to the profit-sharing plan based upon a discretionary contribution ranging from zero percent to 15 percent of total compensation as fixed by appropriate action of the banks before the close of the year. This contribution is distributed according to a two-tiered integrated allocation formula. In the first tier, the allocation is made by taking each participant's compensation in excess of $15,000.00 and multiplying that amount by the Old Age, Survivors and Disability Index (OASDI) rate. This amount is then distributed to the employees' separate retirement accounts. Any amount of the total contribution remaining undistributed by the first tier is then allocated and distributed to the employees' retirement accounts on a pro rata basis based upon the percentage of each employee's compensation compared to total compensation. Employees are entitled to the balances in their separate retirement accounts at either normal retirement age, disability or death, but the amount of such benefits cannot accurately be predicted due to the discretionary nature of the contributions. Contributions during 1994 amounted to $91,000, of which $40,486.29 accrued to the benefit of the 7 persons who are executive officers of the Company. For 1995 the contribution was $107,300.00, of which $47,144.80 accrued to the benefit of the 7 persons. Contributions during 1996 amounted to $116,300, of which $55,367.18 accrued to the benefit of the 7 persons.

       The Company also has a non-qualified deferred compensation plan for its executive officers. Under the plan, each executive officer may elect to defer up to 50 percent of their bonus. The executive officers are generally entitled to the balances in their separate deferred compensation accounts at either normal retirement age, disability or death, or other termination of employment. The amount of such benefits cannot be accurately predicted due to the discretionary nature of the underlying bonus and the deferral percentage.


    III.  Security Ownership of Certain Beneficial Owners and Management

       The following table sets forth, as of February 12, 1997, the name and address of each person who owns of record or is known by the Board of Directors of the Company to be the beneficial owner of more than 5 percent of the Company's 806,107 issued and outstanding shares of stock, the number of shares beneficially owned, the percentage of stock so owned, and the percent of stock beneficially owned by all directors and executive officers of the Company as a group.

       As indicated above, the "beneficial ownership" of a security by an individual is determined in accordance with the rules of the Securities and Exchange Commission.

                                 TABLE

Name &                           Shares of Stock                   Percent
Address                         Beneficially Owned                 of Total
-------                         ------------------                 --------
George F. Beneke                    47,522(1)                        5.90%
 Oglebay View Acres
 Wheeling, WV 26003

Sylvan J. Dlesk                     63,653(2)                        7.90%
 Highland Park
 Wheeling, WV 26003

James C. Inman, Jr.                 59,828(3)                         7.42%
 R.D. 1
 Wellsburg, WV 26070

Laura G. Inman                      59,828(4)                         7.42%
 R.D. 1
 Wellsburg, WV 26070

Officers and Directors             346,685                           43.01%
as a Group (16 persons)

Notes     (1)Includes 18,835 shares held by WesBanco Bank Wheeling, as trustee
----- under the will of Sarah E. Beneke, deceased, and includes 6,945 shares owned by the Beneke Corporation, of which Mr. Beneke is a principal.

          (2)Includes 63,653 shares owned jointly by Mr. Dlesk and Rosalie J. Dlesk, his wife.

          (3)Includes 54,949 shares owned by Laura G. Inman, his wife.

          (4)Includes 4,879 shares owned by James C. Inman, Jr., her husband.




  IV.  Compliance with Section 16(a) of the Securities Exchange Act of 1934

       Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and beneficial owners of more than ten percent of the common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC). Reporting persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by them.

       Based on a review of the copies of Section 16(a) forms received by the Company, and on written representations from reporting persons concerning the necessity of filing a Form 5 - Annual Statement of Changes in Beneficial Ownership, the Company believes that, during 1996, all filing requirements applicable to reporting persons were met except that 1) Connie R. Tenney, who was an executive officer of the Company during 1996, filed a report involving one transaction on Form 5 nine (9) days late, and 2) David E. Yaeger, who was an executive officer of the Company during 1996, filed a report involving one transaction on Form 5 two (2) days late.

                 V.  Transactions with Management and Others

       Management personnel of the Company and its subsidiary banks have had and expect to continue to have banking transactions with the banks in the ordinary course of business. Extensions of credit to such persons are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. Management believes that these transactions do not involve more than a normal risk of collectibility or present other unfavorable features.

       None of the directors, executive officers, beneficial owners or immediate family members have an interest or are involved in any transactions with the Company or its banks in which the amount involved exceeds $60,000.00, or was not subject to the usual terms and conditions, or was not determined by competitive bids. Similarly, no director, executive officer or beneficial owner has an equity interest in excess of 10 percent in a business or professional entity that has made payments to or received payments from the Company or its banks in 1994, 1995 or 1996 which exceed 5 percent of either party's gross revenue for those periods, respectively.


                              VI.  Voting

       The affirmative vote of the holders of a majority of the shares entitled to vote which are present in person or represented by proxy at the 1997 Annual Meeting is required to elect directors and to act on any other matters properly brought before the meeting. Shares represented by proxies which are marked "withhold authority" with respect to the election of any one or more nominees for election as directors and proxies which are marked to deny discretionary authority on other matters will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Such proxies will thus have the same effect as if the shares represented thereby were voted against such nominee or nominees or against such other matters. If a broker indicates on a proxy that the broker does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

       In the election for directors every shareholder entitled to vote shall have the right to vote, in person or by proxy, the number of shares owned by him or her for as many persons as there are directors to be elected and for whose election he or she has a right to vote, or to cumulate his or her votes by giving one candidate as many votes as the number of such directors multiplied by the number of his or her shares shall equal, or by distributing such votes on the same principal among any number of such candidates. Such rights may be exercised by a clear indication of the shareholder's intent on the form of proxy.

       The Company knows of no other matters to come before the meeting. If any other matters properly come before the meeting, the proxies solicited hereby will be voted on such matters in accordance with the judgment of the persons voting such proxies.

                        VII.  Independent Auditors

       S.R. Snodgrass, A.C. were the auditors for the year ended December 31, 1996, and the Audit Committee has selected them as auditors for the year ending December 31, 1997. A representative of S.R. Snodgrass, A.C. will be present at the meeting with the opportunity to make a statement and/or to respond to appropriate questions from shareholders.


                       VIII.  Shareholder Proposals

       Proposals of shareholders intended to be presented at the 1998 Annual Meeting scheduled to be held on April 14, 1998 must be received by the Company by November 21, 1997 for inclusion in the Company's proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

       In order for a shareholder to nominate a candidate for director, under the Company's Bylaws nominations must be made in writing and shall be delivered or mailed to the president of the Company or to the chairman of the Board not less than 14 days nor more than 40 days prior to any meeting of shareholders called for the election of directors, provided, however, that if less than 21 days' notice of the meeting is given to shareholders, such nominations shall be mailed or delivered to the president of the Company or the chairman of the Board not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee;
(b) the principal occupation of each proposed nominee; (c) the total number of shares of stock of the Company that will be voted by him or her for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of stock of the Company owned by the notifying shareholder. Nominations not made in accordance with such procedure may, in the discretion of the presiding officer, be disregarded, and upon the presiding officer's instructions, the vote teller shall disregard all votes cast for each such nominee.

       In order for a shareholder to bring other business before a shareholder meeting, timely notice must be received by the Company. Such notice must include a description of the proposed business, the reasons therefor, and other specified matters. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in the Company's proxy statement.

       In each case the notice must be given to the Secretary of the Company, whose address is 1701 Warwood Avenue, Wheeling, West Virginia 26003. Any shareholder desiring a copy of the Company's Bylaws will be furnished one without charge upon written request to the Secretary.

                      FIRST WEST VIRGINIA BANCORP, INC.

        This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned does hereby appoint GEORGE F. BENEKE, R. CLARK MORTON, and KARL W. NEUMANN or any of them, the true and lawful attorneys in fact, agents and proxies of the undersigned to represent the undersigned at the Annual Meeting of the Shareholders of FIRST WEST VIRGINIA BANCORP, INC., to be held on April 8, 1997, commencing at 4:00 p.m., at the Warwood Office of the Company at 1701 Warwood Avenue, Wheeling, West Virginia, and at any and all adjournments of said meeting, and to vote all the shares of Common Stock of the Company standing on the books of the Company in the name of the undersigned as specified and in their discretion on such other business as may properly come before the meeting.

   The undersigned hereby acknowledges receipt of Notice of said Annual Meeting and accompanying Proxy Statement, each dated March 12, 1997.

   This Proxy will be voted as specified. If no specification is made, this Proxy will be FOR the nominees named.

            (Continued, and to be signed, on the other side)


                            FOLD AND DETACH HERE

Management Recommends a Vote FOR the following:



1. ELECTION OF DIRECTORS:

Nominees:  Sylvan J. Dlesk Benjamin R. Honecker,
           James C. Inman, Jr., Thomas A. Noice

(Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name on the list above.)

 FOR all nominees       WITHHOLD
 listed (except as      AUTHORITY
   marked to the     to vote for all
     contrary        nominees listed

 -----------------   ---------------

If address appearing below is incorrect, kindly make correction.




Signature(s)
            -------------------------------

Signature(s)                                      Date
            -------------------------------             ------------
If stock is held in joint names, all owners must sign.)


                            FOLD AND DETACH HERE



                 (FIRST WEST VIRGINIA BANCORP, INC. LOGO)


      YOUR VOTE IS IMPORTANT TO US.  PLEASE COMPLETE, DATE
      AND SIGN THE ABOVE PROXY CARD AND RETURN IT PROMPTLY
      IN THE ACCOMPANYING ENVELOPE.